UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2024

Slam Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40094	98-1211848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Hudson Yards, 47th Floor, Suite C New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(646) 762-8580

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SLAMU	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Class A Ordinary Shares included as part of the units	SLAM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SLAMW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Business Combination Agreement

On February 4, 2024, Slam Corp., a Cayman Islands exempted company (“SLAM”), Lynk Global, Inc., a Delaware corporation (the “Company” or “Lynk”), Slam Sponsor, LLC, a Cayman Islands limited liability company (the “Sponsor”), Lynk Global Holdings, Inc., a Delaware corporation (“Topco”), Lynk Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of Topco (“Merger Sub 1”) and Lynk Merger Sub 2, LLC., a Delaware limited liability and wholly owned subsidiary of Topco (“Merger Sub 2” and, together with SLAM, and the Company, collectively, the “Parties” and each a “Party”) entered into a business combination agreement (the “Business Combination Agreement”).

Lynk is working to connect everyone, everywhere by building, launching, and operating a constellation of ‘cell-tower-in-space’ satellites in low Earth orbit (LEO) that provide direct-to-unmodified-standard-phone connectivity (Sat2Phone) with continuous global coverage. Lynk has a patented and proven satellite-direct-to-unmodified-standard-phone system, with a commercial authorization, that delivers service through its mobile network operator partners.

Entry into the Business Combination Agreement and the respective transactions contemplated thereby (the “Business Combination”) were unanimously approved by the board of directors of each of SLAM and the Company. This Current Report on Form 8-K (this “Report”) is being filed to describe the material terms of the Business Combination Agreement and related agreements, which are filed as exhibits herewith. Capitalized terms used in this Report but not otherwise defined herein have the meanings ascribed to them in the Business Combination Agreement.

Structure of the Business Combination

The Business Combination is structured as a domestication followed by two mergers, resulting in the following:

(a)

One Business Day prior to the Closing Date and after the consummation of any applicable shareholder redemptions, SLAM will transfer by way of continuance from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation (the “SLAM Domestication”) under the General Corporation Law of the State of Delaware (the “DGCL”) and the Cayman Islands Companies Act (As Revised). In connection with the Domestication, each SLAM Class A Share and each SLAM Class B Share that is issued and outstanding immediately prior to the Domestication shall become one New SLAM Share, and subject to the consummation of the Warrant Conversion, each SLAM Warrant that is outstanding immediately prior to the Domestication shall, from and after the Domestication, represent the right to purchase one New SLAM Warrants.

(b)

Following the SLAM Domestication, on the Closing Date, and prior to any other transactions contemplated to occur on the Closing Date, SLAM will merge with and into Merger Sub 1 (the “First Merger”), with Merger Sub 1 as the surviving company in the First Merger and, after giving effect to the First Merger, the surviving company of the First Merger will be a wholly owned subsidiary of Topco, and as a result of the First Merger, each New SLAM Share that is issued and outstanding immediately prior to the First Effective Time will be automatically converted as of the First Effective Time into one Topco Share and, subject to the consummation of the Warrant Conversion, each New SLAM Warrant that is issued and outstanding immediately prior to the First Effective Time will be automatically converted as of the First Effective Time into one Topco Warrant.

(c)

If the holders of the Public SLAM Warrants approve the Warrant Conversion, then each Public SLAM Warrant and each Private SLAM Warrant that is issued and outstanding immediately prior to the First Effective Time and not terminated pursuant to its terms, without any action on the part of SLAM, the Company or the holder of any such SLAM Warrant, shall be converted into 0.25 newly issued SLAM Class A Shares immediately prior to or in connection with the Domestication. If the holders of the Public SLAM Warrants do not approve the Warrant Conversion, then each New SLAM Warrant that is issued and outstanding immediately prior to the First Effective Time and not terminated pursuant to its terms, by virtue of the First Merger and without any action on the part of New SLAM, the Company or the holder of any such New SLAM Warrant, shall be converted into one Topco Warrant at the First Effective Time.

(d)

Following the consummation of the First Merger, on the Closing Date, (i) Merger Sub 2 will convert into a corporation under the DGCL (the “Merger Sub 2 Conversion”) and (ii) following the Merger Sub 2 Conversion, Merger Sub 2 will merge with and into Lynk (the “Second Merger,” and together with the First Merger, collectively, the “Mergers”), with Lynk as the surviving company in the Second Merger and, after giving effect to the Second Merger, the surviving company will be a wholly owned subsidiary of Topco, subject to, among other things, the approval of the shareholders of SLAM and the Company, and as a result of the Second Merger, each Company Share will be automatically converted as of the Second Effective Time into the right to receive a portion of the Adjusted Transaction Share Consideration; provided, that the shares of Company common stock held by each of the Company’s Chief Executive Officer, Chief Operating Officer and Chief Technical Officer (the “Founders”) immediately prior to the Second Effective Time shall be automatically canceled and extinguished and converted into shares of Series B common stock of Topco, par value $0.0001, (the “Topco Series B Common Stock”), in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement in the amounts set forth on an allocation schedule to be delivered by the Company to SLAM prior to the Closing.

Dual-Class Structure

Following the completion of the transactions contemplated by the Business Combination Agreement, the issued and outstanding share capital of Topco will consist of shares of Series A common stock of Topco, par value $0.0001, (the “Topco Series A Common Stock”) and Topco Series B Common Stock. Immediately following the Second Effective Time, the Founders will beneficially own all of the issued and outstanding shares of Topco Series B Common Stock. Holders of Topco Series A Common Stock and Topco Series B Common Stock shall have the same rights except for voting and conversion rights. Each share of Topco Series A Common Stock is entitled to one (1) vote, and each shares of Topco Series B Common Stock is entitled to ten (10) votes. At the option of the holder of the shares of Topco Series B Common Stock, each share of Topco Series B Common Stock is convertible into one share of Topco Series A Common Stock at any time. Shares of Topco Series A Common Stock are not convertible into shares of Topco Series B Common Stock under any circumstances.

Consideration

Under the terms of the Business Combination Agreement, the aggregate consideration to be paid to Lynk shareholders in connection with the Business Combination is that number of Topco Shares equal to (a) the sum of (i) the amount by which the aggregate gross proceeds of the capital raised by the Company Permitted Financings, including a Qualified Series B Financing, exceeds $40,000,000 plus (ii) $800,000,000 plus (iii) the aggregate exercise price that would be paid to the Company in respect of all unexercised Vested Company Options and Company Warrants outstanding as of immediately prior to the Second Effective Time if all such Vested Company Options and Company Warrants were so exercised in full immediately prior to the Second Effective Time divided by (b) $10.00.

Representations and Warranties, and Covenants

The Business Combination Agreement contains customary representations, warranties and covenants of (a) Lynk and (b) SLAM relating to, among other things, their ability and authority to enter into the Business Combination Agreement and their capitalization and operations. Other than as set forth in the Business Combination Agreement, the representations and warranties made under the Business Combination Agreement will not survive the Closing. In addition, Lynk and SLAM agreed to be bound by certain covenants that are customary for transactions of this type. The covenants made under the Business Combination Agreement generally will not survive the Closing, with the exception that certain covenants and agreements that, by their terms, are to be performed after the Closing will survive the Closing in accordance with the terms of the Business Combination Agreement.

Issuance of Topco Shares to Lynk Employees

Prior to the effectiveness of the Registration Statement (as defined below), the Topco Board will approve, subject to approval of the shareholders of SLAM, an employee stock purchase plan (the “Topco ESPP”). The Topco ESPP will have an initial share reserve equal to 1% of the aggregate number of Topco Shares outstanding immediately following the Closing, on a fully diluted basis (calculated after giving effect to the transactions under the Business Combination Agreement).

Conditions to Each Party’s Obligations

The obligation of SLAM and the Company to consummate the Business Combination is subject to the satisfaction or waiver by SLAM and the Company of the following closing conditions of the parties: (a) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (if applicable), (b) the absence of any law or governmental order or other legal restraint or prohibition preventing the consummation of the Business Combination or the transactions contemplated thereby, (c) the registration statement on Form S-4 (the “Registration Statement”) being declared effective under the Securities Act of 1933, as amended (the “Securities Act”), (d) the adoption and approval by Lynk’s shareholders by written consent of the Business Combination Agreement and the transactions contemplated thereby, (e) the approval and adoption by SLAM’s shareholders of the Business Combination Agreement and the transactions contemplated thereby, and (f) the consent of the Federal Communications Commission (the “FCC”) to the transfer of control of Lynk’s FCC licenses in connection with the Business Combination having been obtained.

Conditions to SLAM’s Obligations

The obligation of SLAM to consummate the Business Combination is subject to the satisfaction or waiver by SLAM of the following conditions, (a) the accuracy of the representations and warranties of the Company as determined in accordance with the Business Combination Agreement, (b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under the Business Combination Agreement at or prior to the Closing, (c) since the date of Business Combination Agreement, no Company Material Adverse Effect shall have occurred and be continuing, (d) the Company having delivered to SLAM a customary officer’s certificate, dated as of the Closing Date, (e) the Registration Rights Agreement duly executed by Topco, (f) the SLAM Designees shall have been appointed to the Topco Board in accordance with the Business Combination Agreement, and (f) certain SAFEs and convertible notes of the Company set shall have been exchanged for or converted into Company Shares.

Conditions to the Company’s Obligations

The obligation of the Company to consummate the Business Combination is subject to the satisfaction or waiver by the Company of the following conditions, (a) the accuracy of the representations and warranties of SLAM as determined in accordance with the Business Combination Agreement, (b) SLAM shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by SLAM under the Business Combination Agreement at or prior to the Closing, (c) Topco Shares to be issued in connection with the Business Combination having been approved for listing on an Approved Stock Exchange, (d) the Qualified Series B Financing shall have been consummated, (e) each of the underwriters of SLAM’s initial public offering shall have waived in writing all of its deferred underwriting fee, (f) the Specified Investor shall have entered into a commercial contract with the Company, pursuant to which the Specified Investor shall have committed to pay the Company at least $10,000,000, and the Specified Investor shall not be in breach of such contract, (g) at or prior to the Closing, SLAM shall have delivered, or caused to be delivered, the following documents to the Company: (i) a customary officer’s certificate, dated as of the Closing Date, (ii) the Registration Rights Agreement duly executed by Topco, the Sponsor and the Other Class B Shareholders; and (iii) the Lockup Agreements duly executed by the Sponsor, the Employee Holders and the Other RRA Parties, (h) the Minimum Cash Condition shall be satisfied; and (i) the Company Designees shall have been appointed to the Topco Board in accordance with the Business Combination Agreement.

Treatment of Unpaid SLAM Liabilities

In the event that the amount of Unpaid SLAM Liabilities as of immediately prior to the Closing is greater than $10,000,000 (the “Sponsor Cap”), immediately prior to the Closing the Sponsor will either, at the Sponsor’s sole discretion, (i) surrender and cancel for no consideration a number of SLAM Class B Shares currently held by the Sponsor having a value equal to such excess (calculated at a per-share value of $10.00) or (ii) pay such excess in cash to SLAM concurrently with the Closing; provided, that if the sum of (A) the Private Placement Net Financing Amount and (B) the Trust Amount (including any Backstop Amount, if any) is less than the difference between (I) $110,000,000, minus (II) the Company Permitted Financings Amount, then the Sponsor Cap shall be equal to $8,000,000.

Sponsor Promissory Note Amendments

Pursuant to the terms of the Business Combination Agreement, the Sponsor has agreed (a) if the Minimum Cash Condition is satisfied, (i) to convert any unpaid principal on the outstanding promissory notes made by Slam into a number of Topco Shares equal to the unpaid principal amount divided by $10.00 per share (the “Topco Converted Shares”), (ii) that the Topco Converted Shares shall become subject to vesting, and shall vest if, and only if, during the Earnout Period the VWAP of the Topco Shares over any 20 trading days within the preceding 30 consecutive trading day period is greater than or equal to $15.00 (the “Vesting Trigger”), (iii) that if the Vesting Trigger is not satisfied prior to the expiration of the Earnout Period, the Sponsor will be deemed to have automatically forfeited, and Topco shall cancel, the Topco Converted Shares and (iv) in no event will Slam repay Sponsor the unpaid principal in cash, and (b) if the Minimum Cash Condition is not satisfied the unpaid principal will be automatically deemed canceled prior to the consummation of the Domestication.

Sponsor Forfeiture

Pursuant to the Business Combination Agreement, the Sponsor has also agreed that one business day prior to the Domestication, and conditioned upon the consummation of the Business Combination, a number of SLAM Class B Shares beneficially owned by the Sponsor shall be automatically forfeited and surrendered to SLAM for no additional consideration, subject to the following conditions (any such forfeiture, the “Sponsor Forfeiture”). In the event that, at the Closing, the sum of (A) the Private Placement Net Financing Amount plus (B) the Trust Amount is equal to or greater than the difference between (x) $110,000,000 minus (y) the Company Permitted Financings Amount, and the sum of (1) the Private Placement Gross Financing Amount and (2) the Trust Amount (including the Backstop Amount, if any) is less than the difference between (x) $200,000,000 minus (y) the Company Permitted Financings Amount, the Sponsor Forfeiture shall consist of 5,875,000 SLAM Class B Shares. In the event that, at the Closing, the sum of (A) the Private Placement Gross Financing Amount and (B) the Trust Amount (including the Backstop Amount, if any) is equal to or greater than the difference between (x) $200,000,000 minus (y) the Company Permitted Financings Amount, the Sponsor Forfeiture shall consist of 3,875,000 SLAM Class B Shares.

SLAM Class B Shares Earnout

After the Second Effective Time, 1,500,000 Topco Shares held in the aggregate by the Sponsor and the Other Class B Shareholders, on a pro rata basis per holder (the “Sponsor Earnout Shares”), shall become subject to vesting and shall vest if, and only when, within the Earnout Period, the VWAP of the Topco Shares on the Approved Stock Exchange over any 20 trading days within the preceding 30 trading days is equal to or greater than $12.00. For the avoidance of doubt, if the Sponsor Earnout Shares do not vest pursuant to the terms of the Business Combination Agreement prior to the end of the Earnout Period, the Sponsor shall forfeit, and Topco shall cancel, the Sponsor Earnout Shares. The Sponsor Earnout Shares shall not be transferable by the Sponsor prior to vesting.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing under certain customary and limited circumstances, including, among other circumstances, (a) by mutual written consent of SLAM and Lynk, (b) by either SLAM or Lynk (i) in the event SLAM’s shareholder approval has not been obtained at SLAM’s shareholder meeting held to approve the Business Combination and matters related thereto (including any adjournment or postponement thereof) or (ii) in the event the Closing has not occurred on or prior to August 31, 2024, provided that such right to terminate is not available to any party if such exercising party’s breach of its covenants or obligations under the Business Combination Agreement has proximately caused the failure to consummate the Business Combination on or prior to August 31, 2024, (c) by SLAM at any time prior to the delivery of the Company Shareholder Written Consent in the event Lynk does not deliver the Company Shareholder Written Consent to SLAM in accordance with the Business Combination Agreement on or prior to the Company Shareholder Written Consent Deadline, (d) by Lynk in the event the SLAM Board or SLAM withdraws or modifies the SLAM Board Recommendation or any other recommendation by the SLAM Board or SLAM with respect to the Transaction Proposals (as defined in the Business Combination Agreement) set forth in the Registration Statement / proxy statement, and (e) by Lynk (i) in the event the Qualified Series B Financing is not consummated by March 15, 2024, (ii) in the event SLAM has not entered into binding subscription agreements representing an aggregate private placement of at least the difference between (i) $85,000,000 minus (ii) the Company Permitted Financings Amount, by May 31, 2024 or (iii) at 5:00 on the day after all the Approved Stock Exchanges provide notice to SLAM, Topco or Lynk that, immediately following the Closing, Topco will not satisfy the listing requirements of such Approved Stock Exchange.

The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, a copy of which is included as Exhibit 2.1 to this Report, and incorporated herein by reference.

Related Agreements

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor, Reginald Hudlin (“Hudlin”), Alexandre Zyngier (“Zyngier”), Lisa Harrington (“Harrington”) and Julian Nemirovsky (“Nemirovsky” together with Hudlin, Zyngier and Harrington, the “Independent Directors”) and Alex Rodriguez (“Rodriguez”), Chetan Bansal (“Bansal”), Himanshu Gulati (“Gulati”), Kelly Laferriere (“Laferriere”), Marc Lore (“Lore”), Desiree Gruber (“Gruber”), Ann Berry (“Berry”) and Ryan Bright (“Bright”, and together with Rodriguez, Bansal, Gulati, Laferriere, Lore, Gruber and Berry, the “Other Class B Shareholders” and together with Sponsor and the Independent Directors, the “SLAM Parties” and each, a “SLAM Party”), SLAM, the Company, Topco, Merger Sub 1 and Merger Sub 2 entered into a Sponsor Letter Agreement (the “Sponsor Letter Agreement”), pursuant to which the SLAM Parties have agreed to take, or not take, certain actions during the period between the execution of the Sponsor Letter Agreement and the consummation of the Merger, including, (i) to vote any ordinary shares of SLAM owned by such SLAM Party (all such shares, the “Covered Shares”) in favor of the Merger and other related proposals at SLAM’s shareholder meeting, and any other special meeting of SLAM’s shareholders called for the purpose of soliciting shareholder approval in connection with the consummation of the Merger, (ii) to vote any warrants of SLAM owned by such SLAM Party (all such warrants, the “Covered Warrants”) in favor of the Warrant Conversion and other related proposals at SLAM’s warrant holder meeting, and any other special meeting of SLAM’s warrant holders called for the purpose of soliciting warrant holder approval in connection with the consummation of the Warrant Conversion, (iii) to waive the anti-dilution rights or similar protections with respect to SLAM Class B Shares owned by such party as set forth in the governing documents of SLAM, or otherwise, and (iv) not to redeem any Covered Shares owned by such SLAM Party.

The foregoing description of the Sponsor Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Letter Agreement, a copy of which is included as Exhibit 10.1 to this Report, and incorporated herein by reference.

Registration Rights Agreement

At the closing of the Business Combination, Topco, the SLAM Parties, Antara Master Capital Fund LP, a Delaware limited partnership (“Antara”), A-Rod Slam LLC, a Delaware limited liability company (“A-Rod”), and the Other RRA Parties will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), a form of which is attached to the Business Combination Agreement, pursuant to which, among other things, the Company will agree to undertake certain shelf registration obligations in accordance with the Securities Act, and certain subsequent related transactions and obligations, including, among other things, undertaking certain registration obligations, and the preparation and filing of required documents.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Registration Rights Agreement, which is attached to the Business Combination Agreement and terms of which are incorporated herein by reference.

Lock-Up Agreements

Prior to the closing of the Business Combination, Topco will enter into a customary lock-up agreement (the “Lock-up Agreement”), a form of which is attached to the Business Combination Agreement, with Antara, A-Rod, the SLAM Parties, the Lynk Holders party thereto (each, a “Lynk Holder”) and the Lynk Series B Preferred Holders party thereto (each “Lynk Series B Preferred Holder”), pursuant to which, among other things, certain Topco Shares, held by such shareholders will be locked-up and subject to certain transfer restrictions, subject to certain exceptions. Pursuant to the Lock-up Agreement, (i) the Sponsor, A-Rod, Antara and the SLAM Parties will agree to be subject to (a) only with respect to the Sponsor, A-Rod and Antara, a six-month lock-up on all of the Topco Shares issued in exchange for SLAM’s private placement warrants in connection with the consummation of the Business Combination, assuming the approval of the Warrant Conversion by SLAM’s public warrant holders, (b) a twelve-month lock-up on 50% of the Topco Shares issued to each of the Sponsor, Antara, A-Rod and the SLAM Parties in exchange for the SLAM Class B Shares, in connection with the consummation of the Business Combination and any Topco Shares issued to Antara pursuant to the Backstop Agreement Side Letter (as defined below) and (c) an eighteen-month lock-up on 50% of the Topco Shares issued to each of the Sponsor, Antara, A-Rod and the SLAM Parties in exchange for the SLAM Class B Shares in connection with the consummation of the Business Combination and any Topco Shares issued to Antara pursuant to the Backstop Agreement Side Letter; (ii) each Lynk Holder will agree to be subject to (a) a six-month lock-up on 30% of the Topco Shares they hold following the consummation of the Business Combination and (b) a twelve-month lock-up on 70% of the Topco Shares they hold following the consummation of the Business Combination; and (iii) each Lynk Series B Preferred Holder will agree to be subject to (a) a six-month lock-up on 50% of the Topco Shares they hold following the consummation of the Business Combination and (b) a twelve-month lock-up on 50% of the Topco Shares they hold following the consummation of the Business Combination.

The foregoing description of the Lock-up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Lock-up Agreement, which is attached to the Business Combination Agreement and terms of which are incorporated herein by reference.

Backstop Agreement

Concurrently with the parties entering into the Business Combination Agreement, SLAM and Topco entered into a Backstop Agreement (the “Backstop Agreement”) with Antara (in such capacity, the “Investor”) pursuant to which, in the event that the Minimum Cash Condition is not met, the Investor has agreed, subject to the other terms and conditions included therein, concurrently with the Closing, to offset any redemptions made by holders of SLAM’s Class A ordinary shares, par value $0.0001 per share in connection with the Business Combination pursuant to SLAM’s amended and restated memorandum and articles of association through an investment of up to 2,500,000 Topco Shares, for an aggregate amount of up to $25,000,000 at a purchase price of $10.00 per share. In connection with the execution of the Backstop Agreement, the Investor entered into a side letter with Topco, the Company and the Sponsor (the “Backstop Agreement Side Letter”), pursuant to which the Sponsor agreed to forfeit 5,000,000 SLAM Class B Ordinary

Shares, one Business Day before the Domestication, and Topco agreed to issue 5,000,000 Topco Shares to the Investor, at the Closing, contingent upon the completion of each element of the Transaction, subject to the conditions set forth in the Backstop Agreement and the Backstop Agreement Side Letter.

The foregoing description of the Backstop Agreement and the Backstop Agreement Side Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Backstop Agreement and the Backstop Agreement Side Letter copies of which are included as Exhibits 10.2 and 10.3, respectively, to this Report, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 5, 2024, SLAM and the Company issued a joint press release announcing the execution of the Business Combination Agreement. A copy of the press release is furnished herewith as Exhibits 99.1 and incorporated herein by reference.

Furnished herewith as Exhibit 99.2 and incorporated into this Item 7.01 by reference herein is the investor presentation, dated February 2024, that SLAM and the Company have prepared in connection with the announcement of the Business Combination.

About Lynk Global, Inc.

Lynk is a patented, proven, and commercially-licensed satellite-direct-to-standard-mobile-phone system. Today, Lynk allows commercial subscribers to send and receive text messages to and from space, via standard unmodified mobile devices. Lynk’s service has been tested and proven in over 25 countries and is currently being deployed commercially, based on 36 mobile network operators commercial service contracts covering approximately 50 countries. Lynk is currently providing cell broadcast (emergency) alerts, and two-way SMS messaging, and intends to launch voice and mobile broadband services in the future. By partnering with Lynk via a simple roaming agreement, a mobile network operator opens the door to new revenue in untapped markets, gives subscribers peace of mind with ubiquitous connectivity, and provides a potential pathway to economic prosperity for billions. For more information, visit www.lynk.world.

About Slam Corp.

SLAM (Nasdaq: SLAM) is a special purpose acquisition company established by baseball legend, investor and Chairman and Chief Executive Officer of A-Rod Corp., Alex Rodriguez, and Founder, Managing Partner and Chief Investment Officer of Antara Capital LP, Himanshu Gulati. SLAM intends to pursue investment opportunities with companies that have large and growing addressable markets, significant revenue growth, defensible business models and superior market share.

Additional Information about the Transaction and Where to Find It

This Report relates to the Business Combination involving Lynk, SLAM, Topco, Merger Sub 1 and Merger Sub 2. In connection with the Business Combination, Slam and Topco intend to file with the Securities Exchange Commission (the “SEC”) the Registration Statement, which will include a preliminary proxy statement/prospectus of SLAM and a preliminary prospectus of Topco relating to the Topco Shares to be issued in connection with the Business Combination. This Report is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus or any other document that SLAM or Topco have filed or will file with the SEC or send to its shareholders in connection with the Business Combination. This Report does not contain all the information that should be considered concerning the Business Combination and other matters and is not intended to form the basis for any investment decision or any other decision in respect of such matters.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SLAM’S SHAREHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY AMENDMENTS THERETO AND ANY OTHER DOCUMENTS FILED BY SLAM OR TOPCO WITH THE SEC IN CONNECTION WITH THE BUSINESS COMBINATION OR INCORPORATED BY REFERENCE THEREIN IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE BUSINESS COMBINATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION.

After the Registration Statement is declared effective, the definitive proxy statement will be mailed to shareholders of SLAM as of a record date to be established for voting on the Business Combination. Additionally, SLAM and Topco will file other relevant materials with the SEC in connection with the Business Combination. Copies of the Registration Statement, the definitive proxy statement/final prospectus and all other relevant materials for the Business Combination filed or that will be filed with the SEC may be obtained, when available, free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed by SLAM or Topco may be obtained, when available, free of charge from SLAM at http://www.slamcorp.com. SLAM’s shareholders may also obtain copies of the definitive proxy statement/prospectus, when available, without charge, by directing a request to Slam Corp., 55 Hudson Yards, 47th Floor, Suite C, New York, New York 10001.

No Offer or Solicitation

This Report is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Business

Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Business Combination will be implemented solely pursuant to the Business Combination Agreement, filed as an exhibit to this Report, which contains the full terms and conditions of the Business Combination. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Participants in the Solicitation of Proxies

This Report may be deemed solicitation material in respect of the Business Combination. SLAM, Lynk, Topco, Merger Sub 1, Merger Sub 2 and certain of their respective directors and officers may be deemed participants in the solicitation of proxies from SLAM’s shareholders in connection with the Business Combination. SLAM’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the names and interests in the Business Combination of SLAM’s directors and officers in SLAM’s filings with the SEC, including SLAM’s initial public offering prospectus, which was filed with the SEC on February 24, 2021, SLAM’s subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to SLAM’s shareholders in connection with the Business Combination will be included in the definitive proxy statement/prospectus relating to the Business Combination when it becomes available. You may obtain free copies of these documents, when available, as described in the preceding paragraphs.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this Report, and oral statements made from time to time by representatives of SLAM, Topco and Lynk are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “estimate,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “potential,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the financial position, business strategy and the plans and objectives of management for future operations including as they relate to the Business Combination and related transactions, including the anticipated financing, pricing and market opportunity, the satisfaction of closing conditions to the Business Combination and related transactions, the level of redemptions by SLAM’s public shareholders and the timing of the completion of the Business Combination, including the anticipated closing date of the Business Combination and the use of the cash proceeds therefrom. These statements are based on various assumptions, whether or not identified in this Report, and on the current expectations of SLAM’s, Topco’s and Lynk’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

The forward-looking statements involve significant risk and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, among others, the following: (1) the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination; (2) satisfaction or waiver (if applicable) of the conditions to the Business Combination, including with respect to the approval of the shareholders of SLAM; (3) the ability to maintain the listing of the combined company’s securities on Nasdaq; (4) the risk that the Business Combination disrupts current plans and operations of SLAM or Lynk as a result of the announcement and consummation of the transactions described herein; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) uncertainty of the costs related to the Business Combination; (7) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the Business Combination; (8) the possibility that SLAM and Lynk may be adversely affected by other economic, business, and/or competitive factors; (9) the outcome of any legal proceedings that may be instituted against SLAM, Topco or Lynk or any of their respective directors or officers, following the announcement of the Business Combination; (10) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions and purchase price and other adjustments; (11) risks related to domestic and international political and macroeconomic uncertainty, including the Russia-Ukraine conflict and the Israel-Hamas war; (12) the risk that any of the conditions to closing of the Business Combination are not satisfied in the anticipated manner or on the anticipated timeline or are waived by any of the parties thereto; (13) risks related to the rollout of Lynk’s business strategy and the timing of expected business milestones; (14) the amount of redemption requests made by SLAM’s public shareholders; (15) the ability of SLAM to issue equity, if any, in connection with the Business Combination or to otherwise obtain financing in the future; (16) risks related to Lynk’s industry; (17) the inability to complete any private placement financing, the amount of any private placement financing or the completion of any private placement financing with terms unfavorable to you; and (18) those factors discussed in SLAM’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, in each case, under the heading “Risk Factors,” and other documents of SLAM, Topco or Lynk to be filed with the SEC, including the proxy statement/prospectus. If any of these risks materialize or SLAM’s or Lynk’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither SLAM nor Lynk presently know or that SLAM and Lynk currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SLAM’s, Topco’s and Lynk’s expectations, plans or forecasts of future events and views as of the date of this Report. SLAM, Topco and Lynk anticipate that subsequent events and developments will cause SLAM’s, Topco’s and Lynk’s assessments to change. However, while SLAM, Topco and Lynk may elect to update these forward-looking statements at some point in the future, each of SLAM, Topco and Lynk specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing SLAM’s, Topco’s and Lynk’s assessments as of any date subsequent to the date of this Report.

Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Description

2.1†	Business Combination Agreement, dated as of February 4, 2024, by and among Slam Corp., Slam Sponsor, LLC, Lynk Global Holdings, Inc., Lynk Global Inc., Lynk Merger Sub 1, LLC and Lynk Merger Sub 2, LLC.

10.1†	Sponsor Letter Agreement, dated as of February 4, 2024, by and among Slam Sponsor, LLC, Lynk Global, Inc. and the other insiders party thereto,.

10.2†	Backstop Agreement, dated as of February 4, 2024, by and between Slam Corp., Lynk Global Holdings, Inc., Lynk Global Inc. and Antara Capital Master Fund, LP.

10.3	Backstop Agreement Side Letter, dated as of February 4, 2024, by and between Slam Sponsor, LLC, Lynk Global Holdings, Inc. and Antara Master Capital Fund, LP.

10.4	Company Support Agreement, dated as of February 4, 2024, by and between Slam Corp., Lynk Global Inc., and the other insiders party thereto.

99.1	Joint Press Release, dated February 5, 2024.

99.2	Investor Presentation, dated February 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). SLAM agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2024

SLAM CORP.

By:	/s/ Himanshu Gulati
Name:	Himanshu Gulati
Title:	Chairman